SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	Commission File Number:
February 28, 2005	0-27812

MEDALLION FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Delaware	04-3291176
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)

437 Madison Avenue

New York, New York 10022

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:

(212) 328-2100

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On February 28, 2005, Medallion Financial Corp. (the “Company”) entered into an Asset Purchase Agreement (the “Agreement”), by and among the Company, Business Lenders, LLC (“BLL”), and BL Acquisition LLC (“BLAL”) to sell substantially all of the assets of the Company’s wholly-owned subsidiary BLL to BLAL, an indirect subsidiary of Merrill Lynch & Co., Inc. Under the terms of the Agreement, the Company will receive approximately $20,000,000 in cash proceeds at the closing of the transaction. The consummation of the transaction is subject to both Connecticut State Banking Department and U.S. Small Business Administration approvals.

The above summary of the Agreement is not complete and is qualified in its entirety by the provisions of the Agreement. A copy of the Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

ITEM 7.01 REGULATION FD DISCLOSURE.

On February 24, 2005, the Board of Directors of the Company declared a dividend of $0.11 per share on its common stock for the 2004 fourth quarter. The dividend is payable on March 25, 2004 to shareholders of record on March 11, 2004.

The information in this Item 7.01 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, and it shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

2.1	Asset Purchase Agreement, dated February 28, 2005, by and among Medallion Financial Corp., Business Lenders, LLC, and BL Acquisition LLC.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDALLION FINANCIAL CORP.

By:	/s/ Larry D. Hall
Name:	Larry D. Hall
Title:	Chief Financial Officer

Date:	March 2, 2005

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Exhibit Index

Exhibit No.	Description
2.1	Asset Purchase Agreement, dated February 28, 2005, by and among Medallion Financial Corp., Business Lenders, LLC, and BL Acquisition LLC.

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